Exhibit 10.5

ALTAIR ENGINEERING INC.

2001 NON-QUALIFIED STOCK OPTION PLAN

(AS AMENDED AS OF APRIL 3, 2017)

1. Purpose. The purpose of the Plan is to encourage and enable selected management and other employees of the Company who currently have rights under the Company’s Phantom Stock Plan, to acquire a proprietary interest in the Company through the ownership of the Common Stock of the Company. The Company intends to use the Plan to retain and motivate Participants to attain exceptional levels of performance and provide Participants with an opportunity to participate in the increased value of the Company which their efforts, initiative, and skill have helped produce. The Plan design enables the Company to grant to Participants Non-Qualified Stock Options to purchase shares of Common Stock of the Company. The Plan is effective as of December 1, 2001.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Class A common capital stock of the Company.

(d) “Company” shall mean Altair Engineering Inc., a Michigan corporation and any Subsidiary of the Company.

(e) “Employee” shall mean any individual who is employed, within the meaning of Section 3401 of the Code and the regulations promulgated thereunder, by the Company. The Board shall be responsible for determining when an Employee’s period of employment is deemed to be continued during an approved leave of absence.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934,as amended.

(g) “Exercise Price” shall mean the price per Share at which an Option may be exercised, as determined by the Board and as specified in the Participant’s Option Agreement.

(h) “Fair Market Value” shall mean the value of each Share determined as of any specified date as follows:

(1) If the Shares are traded on any United States securities exchange, or if the Shares are not traded on any United States securities exchange but are traded on any formal over-the-counter quotation system in general use in the United States, the value per Share shall be the closing price on such exchange or quotation system on the business day immediately preceding such specified date; provided, however, that if no Shares are traded on the business day immediately preceding such specified date, the value per Share shall be the mean between the closing high bid and closing low asked quotations on the business day immediately preceding such specified date; or

(2) If Paragraph (1) does not apply, the value per Share shall be determined by the Board in accordance with Section 4(e) in good faith and based on uniform principles consistently applied. Such determination shall be conclusive and binding on all persons.

(i) “Non-qualified Stock Option” means all of the Options granted pursuant to this Plan, which Options are not intended to be qualified as incentive stock options under Section 422(b) of the Code.

(j) “Option” shall mean an option which is granted pursuant to the Plan to purchase Shares of Common Stock.

(k) “Option Agreement” shall mean, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

(l) “Participant” shall mean any individual to whom an Option has been granted or issued under the Plan.

Altair Engineering Inc. 2001 Non-qualified Stock Option Plan

(m) “Plan” shall mean this Altair Engineering Inc. 2001 Non-qualified Stock Option Plan.

(n) “Plan Year” shall mean the 12 consecutive month period coinciding with the Company’s fiscal year.

(o) “Purchase Price” shall mean, at any specified time, the Exercise Price per Share multiplied by the number of Shares being purchased pursuant to the exercise of an Option.

(p) “Securities Act” shall mean the Securities Act of 1933,as amended.

(q) “Share” shall mean one authorized share of Common Stock.

(r) “Subsidiary” shall mean any corporation or other business entity (other than the Company) in an unbroken chain of corporations and/or other business entities beginning with the Company if, at the time of granting an Option, each of the corporations and/or other business entities (other than the last business entity in the unbroken chain) owns stock possessing at least 50% of the total combined voting power of all classes of ownership in one of the other corporations and/or other business entities in such chain.

3. Effective Date. The Plan was adopted by the Company effective as of December 1, 2001.

4. Administration.

(a) Administration by the Board or the Committee. The Board shall administer the Plan in accordance with the provisions hereof. The Board may appoint a committee (the “Committee”) to administer the Plan. If a Committee is appointed, the Committee shall have the powers and authority otherwise delegated to the Board in this Plan document. The Board may, from time to time, increase or decrease the size of the Committee, fill vacancies however caused, remove members with or without cause, and disband the Committee and thereafter directly administer the Plan. The Company may engage a third party to administer routine matters under the Plan, such as establishing and maintaining accounts for Participants and facilitating transactions by Participants pursuant to the Plan.

(b) Powers of the Board. On behalf of the Company and subject to the provisions of the Plan, the Board shall have the authority and discretion to: (i) Prescribe, amend and rescind rules and regulations relating to the Plan; (ii) Select Participants to receive Options; (iii) Determine the form and terms of Options; (iv) Determine the number of Shares or other consideration subject to Options; (v) Determine whether Options will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Options under the Plan or any other incentive or compensation plan of the Company; (vi) Construe and interpret the Plan, any Option Agreement and any other agreement or document executed pursuant to the Plan; (vii) Correct any defect or omission, or reconcile any inconsistency in the Plan, any Option or any Option Agreement; (viii) Determine whether an Option has been earned; (ix) Authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option as made by the Board; (x) With the consent of the Participant, reprice, cancel and reissue, or otherwise adjust the terms of an Option previously issued to the Participant; and (xi) Make all other determinations deemed necessary or advisable for the administration of the Plan. The interpretations and decisions made by the Board with regard to any question arising under the Plan shall be final and conclusive on all persons participating or eligible to participate in the Plan.

(c) Conflicts of Interest. Members of the Board or the Committee who are either eligible for Options or have been granted an Option may vote on any matters affecting the administration of the Plan or the grant of any Option pursuant to the Plan. However, no such member shall act upon the granting of an Option to himself or herself (unless such grant is part of a plan under which Options are to be granted to a classification of Employees). In the event of cases such as those described in the preceding sentence, such member shall be counted in determining the existence of a quorum at a meeting of the Board or the Committee but shall be excluded in determining the number of members voting or taking written action with respect to an Option granted to such member.

(d) Board’s Interpretation of the Plan. The Board’s interpretation and construction of any provision of the Plan, of any Option granted under the Plan, or of any Option Agreement shall be final and binding on all parties claiming an interest in an Option granted or issued under the Plan. No member of

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the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

(e) Board’s Determination of Fair Market Value. Notwithstanding anything contained herein to the contrary, the Board shall have the sole and exclusive authority to determine, upon review of relevant information, the Fair Market Value of the Common Stock, subject to the provisions of the Plan and irrespective of whether the Board has appointed a Committee to administer the Plan.

5. Eligibility for Participation. Plan Participants shall be limited to those Employees that are currently participants in the Company’s Phantom Stock Plan.

6. Shares of Stock of the Corporation.

(a) Shares Subject to This Plan. Stock with respect to which Options are granted or issued under this Plan shall be authorized but unissued or reacquired Shares of the Company’s Common Stock. The aggregate number of Shares which may be issued under this Plan shall not exceed three million five hundred thousand (3,500,000) Shares, subject to adjustment under Section 9.

(b) Adjustment of Shares. In the event of an adjustment described in Section 9, then (i) the number of Shares reserved for issuance under the Plan, (ii) the Exercise Prices of and number of Shares subject to outstanding Options, and (iii) any other factor pertaining to outstanding Options shall be duly and proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Board.

(c) Options Not to Exceed Shares Available. The number of Shares subject to Options which have been granted under this Plan at any time during the Plan Term shall not exceed the number of Shares authorized for issuance under the Plan. The number of Shares subject to an Option which expires, is canceled, is forfeited or is terminated for any reason, shall again be available for issuance under the Plan.

7. Terms and Conditions of Options.

(a) Option Agreement. Each Option shall be evidenced by a written Option Agreement which shall set forth the terms and conditions pertaining to such Option, provided that all such terms shall be subject to and consistent with this Plan. An Option Agreement shall be in such form as the Board shall approve from time to time, which Option Agreements need not be identical.

(b) Number of Shares Covered by an Option. Each Option Agreement shall state the number of Shares for which the Option is exercisable and shall provide for the adjustment of such Shares in accordance with Section 9.

(c) Exercise of Options. A Participant may exercise an Option only on or before the date on which the Option expires, as provided in Subsection (d) below.

(d) Term and Lapse of Options. A Participant may exercise an Option to purchase Shares only on or before the date on which the term of the Option expires. Each Option Agreement shall set forth the term of the Option and the events described in the immediately following sentence which will cause the Option to lapse or otherwise end, in whole or in part, as of an earlier date. An Option shall lapse on the first to occur of the following events:

(i) The date determined under Section 7(i) for a Participant who ceases to be an Employee by reason of the Participant’s termination of employment by the Company for Cause, unless the Board at its discretion extends such date before the applicable expiration date;

(ii) The date determined under Section 7(j) for a Participant who ceases to be an Employee by reason of the Participant’s voluntary Termination of Employment with the Company, unless the Board at its discretion extends such date before the applicable expiration date;

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(iii) The expiration date specified in the Participant’s Option Agreement.

(e) Cause. For purposes of this Section 7, “Cause” shall be defined as the occurrence of any one or more of the following acts or events: (1) fraud, misappropriation, embezzlement, or other act of material dishonesty against the Company; (2) any act or acts by Participant with respect to Company which constitute a breach of Participant’s fiduciary duties or duties of honesty, good faith and loyalty (including derogatory statements regarding the Company, but excluding statements made in connection with any legal action filed against the Company); (3) any act by Participant which is intentionally damaging to the Company; (4) commission by Participant of a felony or misdemeanor involving moral turpitude; (5) a material breach by Participant of any provision of this Agreement within his control or failure of Participant to properly and diligently perform his duties as an employee, officer and/or director of the Company, which violation is not remedied within three (3) days after notice from Company specifying such violation; (6) alcohol or drug abuse affecting in any material respect the performance by the Participant of his duties and responsibilities as an employee, officer and/or director of the Company; (7) commission of any other act or acts which substantially impairs the reputation and standing of Company with its customers or the community at large; and (8) any act or circumstance constituting “cause” for termination under applicable statutory or common law.

(f) Exercise Price. The Exercise Price under each Non-qualified Stock Option shall be specified by the Board, in its sole and absolute discretion.

(g) Medium and Time of Payment of Purchase Price. A Participant exercising an Option shall pay the Purchase Price of the Shares to which such exercise pertains in full in cash (in U.S. dollars) as a condition of such exercise, unless the Board at its discretion allows the Participant to pay the Purchase Price in any manner allowable under Section 13, so long as the sum of cash so paid and such other consideration equals the Purchase Price.

(h) Nontransferability of Options. An Option granted to a Participant shall, during the lifetime of the Participant, be exercisable only by the Participant or the Participant’s conservator or legal representative and shall not be assignable or transferable. In the event of the Participant’s death, the Option is transferable by the Participant only by will or the laws of descent and distribution.

(i) Termination for Cause. If a Participant ceases to be an Employee by reason of the Participant’s termination of employment by the Company for Cause, any Option granted to the Participant may be exercised at any time within three (3) months after the Participant’s termination of employment (but not beyond the otherwise applicable term of the Option) by the Participant.

(j) Voluntary Termination. If a Participant ceases to be an Employee by reason of the Participant’s voluntary Termination of Employment with the Company, any Option granted to the Participant may be exercised at any time within three (3) months after the Participant’s termination of employment (but not beyond the otherwise applicable term of the Option) by the Participant.

(k) Rights as a Stockholder. A Participant, or an allowable transferee of a Participant, shall have no rights as a shareholder of the Company with respect to any Shares for which an Option is exercisable until the date a stock certificate for such Shares is issued. No adjustment shall be made for dividends (ordinary or extraordinary or whether in currency, securities, or other property), distributions, or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9.

(l) Modification, Extension, and Renewal of Options. Within the limitations of the Plan, the Board may at its discretion modify, extend or renew any outstanding Option or accept the cancellation of an outstanding Option for the granting of a new Option in substitution. Notwithstanding the preceding sentence, no modification of an Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted.

(m) Other Provisions. An Option Agreement may contain such other provisions as the Board deems advisable which are not inconsistent with the terms of the Plan, including but not limited to:

(i) Restrictions on the exercise of the Option;

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(ii) Submission by the Participant of such forms and documents as the Board may require; and/or

(iii) Procedures to facilitate the broker-assisted exercise of the Option.

8. Term of Plan.     Options may be granted pursuant to the Plan through the period ending on December 31, 2003. All Options which are outstanding on such date shall remain in effect until they are exercised or expire by their terms.

9. Recapitalizations, Takeovers, and Liquidations.

(a) Reorganizations. Notwithstanding any other provision of the Plan to the contrary, but subject to any required action by the stockholders of the Company, the Board shall make any adjustments to the class and/or number of Shares covered by the Plan, the number of Shares for which each outstanding Option pertains, the Exercise Price of an Option, and/or any other aspect of this Plan to prevent the dilution or enlargement of the rights of Participants under this Plan in connection with any increase or decrease in the number of issued and outstanding shares of the common capital stock of the Company resulting from the payment of a stock dividend, a stock split, a reverse stock split or any other event which results in an increase or decrease in the number of issued and outstanding shares of the common capital stock of the Company effected without receipt of adequate consideration by the Company.

(b) Mergers and Consolidations. Subject to any required action by the stockholders of the Company:

(i) In the event the Company is a party to a merger or consolidation in which the Company is the surviving corporation, each outstanding Option shall pertain to the securities of the Company to which a holder of the number of Shares subject to the Option would be entitled; and

(ii) In the event the Company is a party to a merger or consolidation in which it is not the surviving corporation, unless the surviving corporation expressly assumes outstanding Options, the Board shall exercise reasonable efforts to give each Participant as much advance notice as practicable before the effective date of such transaction to enable such Participant to exercise Options.

(c) Determination by the Board. All adjustments described in this Section 9 shall be made by the Board, whose determination shall be conclusive and binding on all persons.

(d) Limitation on Rights of Participants. Except as expressly provided in this Section 9, no Participant shall have any rights by reason of any payment of any stock dividend, stock split, reverse stock split, or any other change in the number of shares of stock of any class, or by reason of any reorganization, consolidation, dissolution, liquidation, merger, exchange, split-up or reverse split-up, or spin-off of assets or stock of another corporation. Any issuance by the Company of Options shall not affect, and no adjustment by reason thereof shall be made with respect to, Options under the Plan.

(e) No Limitation on Rights of Company. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

10. Securities Law Requirements.

(a) Legality of Issuance. No Share shall be issued upon the exercise of any Option unless and until the Board has determined that:

(i) The Company and the Participant have taken all actions required to register the Shares under the Securities Act, or to perfect an exemption from registration requirements of the Securities Act, or to determine that the registration requirements of the Securities Act do not apply to such exercise;

(ii) Any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied; and

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(iii) Any other applicable provision of state, federal or foreign law has been satisfied.

(b) Restrictions on Transfer; Representations of Participant; Legends. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law. If the offering and/or sale of Shares under the Plan is not registered under the Securities Act and the Company determines that the registration requirements of the Securities Act apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Stock certificates evidencing Shares acquired pursuant to an unregistered transaction to which the Securities Act applies shall bear a restrictive legend substantially in the following form and such other restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”). THEY MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER EITHER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR THE REGISTRATION PROVISIONS OF THE ACT DO NOT APPLY TO SUCH PROPOSED TRANSFER.

(c) Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the offering or sale of Shares under the Securities Act or any other applicable law.

(d) Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares issued pursuant to the Plan is no longer required, the Participant or the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

(e) Determination of Company Binding. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on all persons.

11. Limitations on Shares. All Shares issued pursuant to the Plan shall be subject to the terms and conditions of the Company’s Non-qualified Plan Stock Restriction and Repurchase Agreement and the Company shall place legends on stock certificates representing that the Shares are subject to such Non-qualified Plan Stock Restriction and Repurchase Agreement.

12. Amendment of the Plan. The Board may, from time to time, terminate, suspend or discontinue the Plan, in whole or in part, or revise or amend it in any respect whatsoever including, but not limited to, the adoption of any amendment deemed necessary or advisable to qualify the Options under rules and regulations promulgated by the Securities and Exchange Commission with respect to Employees who are subject to the provisions of Section 16 of the Exchange Act, or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted under the Plan, with or without approval of the shareholders of the Company, but if any such action is taken without the approval of the Company’s shareholders, no such revision or amendment shall:

(a) Increase the number of Shares subject to the Plan, other than any increase pursuant to Section 9;

(b) Change the designation of the class of persons eligible to receive Options;

(c) Increase the maximum duration of an Option;

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(d) Change the manner of determining the Exercise Price of an Option;

(e) Extend the term of the Plan; or

(f) Amend this Section to defeat its purpose. No amendment, termination or modification of the Plan shall, without the consent of the Participant, affect any Option previously granted.

13. Payment for Share Purchases.

(a) Payment. Payment of the Purchase Price for any Shares purchased pursuant to the Plan, together with an amount sufficient to satisfy any applicable federal, state, and local withholding tax requirements, may be made in cash (in U.S. dollars) or, where expressly approved for the Participant by the Board, in its sole and absolute discretion, and where permitted by law:

(i) By check;

(ii) By cancellation of indebtedness of the Company to the Participant;

(iii) By surrender of Shares that either: (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144; or (B) were obtained by Participant in the public market;

(iv) By waiver of compensation due or accrued to Participant for services rendered;

(v) With respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists (A) through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD dealer”) whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Purchase Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Purchase Price directly to the Company; or (B) through a “margin” commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Purchase Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Purchase Price directly to the Company; or

(vi) By any combination of the foregoing.

(b) Loan Guarantees. The Board may help the Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

14. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option shall be used for general corporate purposes.

15. Privileges of Stock Ownership. No Participant shall have any of the rights of a shareholder with respect to any Shares until the date a stock certificate for such Shares is issued to the Participant. After certificates are issued to the Participant, the Participant shall be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to receive all dividends or other distributions made or paid with respect to such Shares.

16. Transferability. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Option Agreement provisions relating thereto. During the lifetime of the Participant an Option may be exercisable only by the Participant, and any elections with respect to any Option may be made only by the Participant.

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17. Withholding of Taxes. Whenever Shares are to be issued under the Plan, the Company shall require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

18. Statement to Participants. Within a reasonable time after the last day of each Plan Year, the Board shall furnish to each Participant a statement setting forth the Participant’s total number of Shares subject to Options, the date such Options were granted, and such other information as the Board shall deem advisable to furnish.

19. Rights as an Employee. The Plan shall not be construed to give any individual the right to remain in the employ of the Company or to affect the right of the Company to terminate such individual’s employment at any time, with or without cause. The grant of an Option shall not entitle the Participant to, or disqualify the Participant from, participation in the grant of any other Option under the Plan or participation in any other plan maintained by the Company.

20. Non-Uniform Determinations. The Board’s determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the Option Agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by the Board selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

21. Inspection of Records. Copies of the Plan, records reflecting each Participant’s Options and any other documents and records which a Participant is entitled by law to inspect shall be open to inspection by the Participant and his or her duly authorized representative at the office of the Company at any reasonable business hour upon reasonable advance notice from the Participant.

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